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                                                                     EXHIBIT 4.1

                               [FACE OF SECURITY]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES,

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

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THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF RPM INTERNATIONAL INC. THAT THIS SECURITY MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE LATER OF (X) THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) OR (Y) THREE MONTHS AFTER SUCH HOLDER CEASES TO BE AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF RPM INTERNATIONAL INC., OTHER THAN (1) TO RPM INTERNATIONAL INC., (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, WHO PURCHASES THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS FOR RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF RPM INTERNATIONAL INC. THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k) (2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

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                             RPM INTERNATIONAL INC.
                           6.25% SENIOR NOTES DUE 2013

No. R-1                                                   CUSIP: 749685AL7
Issue Date: December 9, 2003                              ISIN: US749685AL74
Issue Price: $993.17 (for each $1,000 Principal Amount)

         RPM INTERNATIONAL INC. promises to pay to CEDE & CO. or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS ($200,000,000) on December 15, 2013, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for.

         Interest Payment Dates: June 15 and December 15, commencing June 15,
2004

         Regular Record Dates: June 1 and December 1

         The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

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         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                         RPM INTERNATIONAL INC.

                                         By:_______________________________
                                            Name:
                                            Title:

                                         By:_______________________________
                                            Name:
                                            Title:

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK,
as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By: __________________________________
           Authorized Signatory

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                              [REVERSE OF SECURITY]

                           6.25% SENIOR NOTES DUE 2013

1.       Interest.

         RPM International Inc., a Delaware corporation (the "Company"), promises to pay interest on the Principal Amount of this Security at the rate per annum shown above. The Company will pay interest (and Additional Interest, if any) semi-annually in arrears on June 15 and December 15 of each year, beginning June 15, 2004. Interest on the Securities will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the Issue Date of this Security. Interest (and any Additional Interest and Defaulted Interest, if any) will be computed on the basis of a 360-day year composed of twelve 30-day months. The Company will pay interest (and Additional Interest, if any) on the Securities (except Defaulted Interest) to the person in whose name the Securities are registered at the close of business on the June 1 or December 1 (each, a "Regular Record Date") immediately preceding the relevant Interest Payment Date.

2.       Method of Payment.

         The Holder must surrender the Securities to a Paying Agent to collect principal payments on the Securities. The Company will pay the principal and interest (including Additional Interest and Defaulted Interest, if any, and the Redemption Price, if applicable) on the Securities at the office or agency of the Company maintained for such purpose, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Until otherwise designated by the Company, the Company's office or agency maintained for such purpose will be the Corporate Trust Office of the Trustee.

         In the case of a permanent Global Security, the Principal Amount of and interest (including Additional Interest and Defaulted Interest), if any, on any applicable payment date shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by the Holder from time to time to the Trustee and Paying Agent (if other than the Trustee) at least two Business Days prior to the applicable Regular Record Date; provided that any payment to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof, shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if other than the Trustee). In the case of a Certificated Security, interest on any applicable payment date will be paid by wire transfer of immediately available funds to the accounts specified by the Holders thereof located in the United States if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no account is specified, by mailing a check to that Holder's registered address as reflected on the register maintained by the Registrar.

3.       Paying Agent and Registrar.

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         Initially, The Bank of New York, a New York banking corporation (the
"Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-registrar.

4.       Indenture.

         The Company issued the Securities pursuant to an Indenture dated as of December 9, 2003 (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). The Securities are subject to all such terms, which terms hereby are expressly incorporated by reference into this Note, and Holders are referred to the Indenture and the TIA for a statement of those terms.

         The Securities are general unsecured and unsubordinated obligations, of the Company, unlimited as to Principal Amount, subject to the provisions of the Indenture.

         Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

5.       Redemption at the Option of the Company.

         The Company may redeem the Securities for cash, in whole at any time or in part from time to time, at any time prior to their Stated Maturity, at the redemption price (the "Redemption Price") equal to the greater of:

                  (i) 100% of the Principal Amount of the Securities being redeemed;

                  (ii) the Make-Whole Amount for the Securities being redeemed,

plus, in each case, accrued and unpaid interest on such Securities to, but excluding, the Redemption Date. The Company will, however, pay the interest installment due on any Interest Payment Date that occurs on or before a Redemption Date to the Holders as of the close of business on the Regular Record Date immediately preceding that Interest Payment Date.

6.       Notice of Redemption.

         In the event that the Company elects to redeem only a portion of the Securities, the Securities to be redeemed shall be selected in accordance with procedures of the Depositary, in the case of Global Securities, or by the Trustee by such method as the Trustee deems to be fair and appropriate, in the case of Securities held other than in the form of Global Securities, so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed. Securities may be redeemed in part but only in integral multiples of $1,000 of Principal Amount thereof.

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         The Company shall give written notice of its intent to redeem the
Securities by first-class mail at least 30 days, but no more than 60 days, prior to the applicable Redemption Date to Holders of Securities to be redeemed at their addresses as set forth in the register for the Securities maintained by the Registrar.

7.       Sinking Fund.

         No sinking fund is provided for the Securities.

8.       Defaulted Interest.

         Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, and such Defaulted Interest shall be paid by the Company as provided for in Section 10.02 of the Indenture.

9.       Denominations; Transfer; Exchange.

         The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. As a condition of transfer, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company and the Registrar may require a Holder to pay any taxes and fees permitted by the Indenture.

         The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed pursuant to Article 3 of the Indenture.

10.      Persons Deemed Owners.

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

11.      Unclaimed Money.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

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12.      Amendment; Waiver.

         Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (b) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding.

         Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities (a) to cure any ambiguity, defect or inconsistency, or make any other changes in the provisions of the Indenture which the Company and the Trustee may deem necessary or desirable; provided that such amendment does not materially and adversely affect rights of the Holders under the Indenture; (b) to comply with Article 5 of the Indenture; (c) to evidence and provide for the acceptance of appointment of a successor Trustee; (d) to make any change that would provide for additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any Holder; (e) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; (f) modify the restrictions on, and procedures for, resale and other transfers of securities pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally; or (g) to make any change that does not adversely affect the rights of any Holders under the Indenture.

13.      Defaults and Remedies.

         Under the Indenture, Events of Default include: (a) defaults in the payment of the Principal Amount of or premium on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise; (b) defaults in payment of any interest (including Additional Interest and Defaulted Interest, if any) when the same becomes due and payable, which default continues for 30 days or more; (c) failure by the Company to comply with any of its agreements in the Security or the Indenture (other than those referred to in clauses (a) and (b) above) and such failure continues for at least 60 days after receipt by the Company of a Notice of Default; (d)(i) defaults by the Company or its Subsidiary in the scheduled payment of principal of any Indebtedness (after giving effect to any applicable grace period) and the aggregate principal amount of such payment defaults at such time exceeds $50,000,000, or (ii) defaults by the Company or any Subsidiary under any Indebtedness, whether such Indebtedness now exists or is created later, which default results in such Indebtedness being accelerated or declared due and payable, and the aggregate principal amount of all Indebtedness so accelerated or so declared due and payable, exceeds $50,000,000, and such acceleration or declaration has not been rescinded or annulled within a period of 10 days after receipt by the Company of a Notice of Default from the Trustee;
(e) the rendering of any final judgment or order for the payment of money in excess of $50,000,000, either individually or in the aggregate (net of any amounts to the extent that they are covered by insurance), against the Company or any of its Subsidiaries and which shall not have been paid or discharged, and there shall be any period of 60 consecutive days following the entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against the Company or any of its Subsidiaries to exceed $50,000,000 during which a stay of enforcement

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of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; and (f) certain events of bankruptcy, insolvency or reorganization involving the Company.

         As set forth in the Indenture, a Default under clause (c) or (d)(ii) of this paragraph 13 is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (c) or (d)(ii) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         If an Event of Default occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Principal Amount of the Securities and any accrued and unpaid interest (including Additional Interest and Defaulted Interest, if any) and premium, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such Principal Amount and such accrued and unpaid interest (including Additional Interest and Defaulted Interest, if any) and premium, if any, shall be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that would result in the Principal Amount of the Securities and any accrued and unpaid interest on all the Securities (including Additional Interest and Defaulted Interest, if any) and premium, if any, to become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Holder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived, other than the non-payment of the Principal Amount of the Securities and any accrued and unpaid interest that have become due solely as a result of acceleration, and if all amounts due to the Trustee under Section 7.07 of the Indenture have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in this clause 13(a) or 13(b) above) if it determines that withholding notice is in their interests.

14.      Trustee Dealings with the Company.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

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15.      No Recourse Against Others.

         A director, officer, employee, agent, representative, stockholder or equity holder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.      Authentication.

         This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

17.      Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

18.      GOVERNING LAW.

         THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                             ----------------------

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                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  RPM International Inc.
                  P.O. Box 777
                  2628 Pearl Road
                  Medina, Ohio 44528
                  Attention:  General Counsel

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                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

________________________________________________________________________________
(Insert assignee's soc. sec. or tax ID no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint

___________________________________________ as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: _____________________

Your Signature:

________________________________________________________________________________
     (Sign exactly as your name appears on the other side of this Security)

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